UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Distribution Yield

On August 2, 2016, the board of directors (the “Board”) of First Capital Real Estate Trust Incorporated (the “Company”) approved the payment of distributions on the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a revised annualized yield of 6.0512% of the NAV per share (a daily yield of 0.0165% of the NAV per share as of each respective payment date). Shareholders will continue to receive distributions at an annual rate of $0.97 per share. The Board approved the revised annualized yield in connection with its approval of the Company’s estimated per-share NAV of $16.03 on July 15, 2016. The distributions began to accrue as of daily record dates beginning on August 1, 2016, and will be aggregated and paid monthly, on payment dates to be determined by the Company, to stockholders who hold Common Stock as of such daily record dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: August 3, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer